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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this amended registration statement on Form S-4 (File No. 333-56045) of our report on Network Long Distance, Inc. dated January 21, 1998 previously included in IXC Communications, Inc.'s current report on Form 8-K dated April 15, 1998 and the incorporation by reference in this amended registration statement on Form S-4 (File No. 333-56045) of our report dated June 26, 1997 included in Network Long Distance, Inc.'s Form 10-K for the year ended March 31, 1997, and to all references to our Firm included in this registration statement.


                                                 /s/ ARTHUR ANDERSON LLP

Jackson, Mississippi

June 17, 1998